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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE


For More Information, Call 713/507-7292 For Immediate Release - August 27, 2001 Eugene Putnam, Jr.


              STERLING BANCSHARES CLOSES LONE STAR BANK ACQUISITION


HOUSTON, TEXAS - Sterling Bancshares, Inc. (NASDAQ: SBIB) announced today that it has completed the acquisition of Houston-based Lone Star Bancorporation, Inc. and its subsidiary bank, Lone Star Bank. Lone Star, with approximately $160 million in total assets, has four locations and extends the reach of Sterling's franchise in the greater Houston marketplace. Full integration with Sterling operations is planned to occur in the first quarter of 2002.

[LOGO]

Sterling Bancshares, Inc. is a Houston-based bank holding company that operates 33 community-banking offices in the greater metro areas of Dallas, Houston, San Antonio, and South Texas. The Company also provides mortgage-banking services through its 80 percent-owned subsidiary, Sterling Capital Mortgage Company. Sterling's common stock is traded through the NASDAQ National Market System under the symbol SBIB. For more information on Sterling Bancshares, please visit the Company's web site at http://www.banksterling.com.

Contact: Eugene Putnam, Jr. of Sterling Bancshares, Inc., 1-713-507-7292.


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